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                            STOCK PURCHASE AGREEMENT

                          Dated as of January 30, 1998

                                  By and Among

                                 RENT-WAY, INC.
                          (a Pennsylvania Corporation),

                                       and

                             CHAMPION RENTALS, INC.
                            (a Florida corporation),

                                BILL C. OGLE, SR.

                                       and

                             THE OTHER SHAREHOLDERS
                                       OF
                             CHAMPION RENTALS, INC.


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                                     - 33 -

                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 30, 1998, is by and among RENT-WAY, INC., a Pennsylvania corporation with its principal place of business at 3230 West Lake Road, Erie, Pennsylvania 16505 (the "Buyer"); BILL C. OGLE, SR., an individual residing at 3333 South Atlantic Avenue - #806, Daytona Beach Shore, Florida 32118 ("Ogle"), and the individuals whose names and addresses are set forth on the signature page of this Agreement (the "Other Shareholders") (Ogle and the Other Shareholders are herein referred to individually as a "Seller" and collectively as the "Sellers"); and CHAMPION RENTALS, INC., a Florida corporation with its principal place of business at 661 Beville Road, Suite 206, South Daytona, Florida 32119 (the "Corporation").

                                    RECITALS:

        WHEREAS, Sellers own all of the issued and outstanding shares of stock of the Corporation; and

        WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the shares of the Corporation upon the terms and conditions contained in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Buyer, Sellers and the Corporation agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        1.1Defined Terms. As used in this Agreement, the terms below shall have the following meanings:

        (a)"Accounts" shall mean the customer accounts established and existing under the Rental Contracts.

        (b)"Agreement" shall mean this Stock Purchase Agreement, together with the Schedules and Exhibits attached to this Agreement and the certificates and instruments to be executed and delivered in connection with this Agreement.

        (c)"Business" shall mean the rental and rental-purchase business in Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, North Carolina, Ohio, South Carolina, Tennessee and Virginia conducted by the Corporation at the Store Locations.

        (d)"Business Records" shall mean all originals and copies of all operating data and records of the Business on whatever media including, without limitation, financial, accounting and bookkeeping books and records, purchase and sale orders and invoices, sales and sales promotional data, advertising materials, marketing analyses, past and present price lists, past and present customer service and credit files, personnel records and other records pertaining to the Business.

        (e)"Closing Date" shall mean February 2, 1998 except that if all of the conditions to Closing set forth in Articles 7 and 8 of this Agreement shall not have been satisfied or waived on or prior to such date, "Closing Date" shall mean the third business day after the satisfaction or waiver of all such conditions to Closing, or on such other date as the parties may agree; provided, however, that if the Closing does not occur by February 6, 1998, the Closing shall not occur prior to February 16, 1998 unless the parties otherwise agree.

        (f)"Code" shall mean the Internal Revenue Code of 1986, as amended to date.

        (g)"Defaulted Rental Purchase Contract" shall mean a Rental Purchase Contract for which either of the following is true as of the Effective Time: (i) a payment due on such contract has not been made within thirty (30) days after the payment due date by the customer which is the party thereto or (ii) the Rental Merchandise covered thereby was lost, damaged or destroyed by theft or casualty.

        (h)"Encumbrance" shall mean any restriction, charge, lien, pledge, option, easement, security interest, right-of-way, encumbrance or other similar right of any Person.

        (i)"Environmental Claims" shall mean any regulatory agency notice of violation, notice of potential or actual responsibility or liability, suit, action, demand or order by any Person for any damage (including, but not limited to, personal injury, tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, environmental removal, response or remediation costs, nuisance, pollution, contamination or other adverse effects on the environment or for fines, penalties or restrictions on existing environmental permits or licenses) resulting from or relating to (i) the presence of, the Release or threatened Release into the environment of, or exposure to, any Hazardous Substance, (ii) the generation, manufacture, processing, distribution, use, handling, transportation, storage, treatment or disposal of any Hazardous Substance, (iii) the violation, or alleged violation, of any Environmental Laws or (iv) the non-compliance or alleged non-compliance with any Environmental Laws.

        (j)"Environmental Laws" shall mean any applicable statutes, ordinances or other laws, any rules or regulations, orders, and any licenses, permits, orders, judgments, notices or other requirements issued pursuant thereto, enacted, promulgated or issued by any Governmental Authority, relating to pollution or protection of public health or the environment (including, but not limited to, any air, surface water, groundwater, land surface or sub-surface strata, whether outside, inside or under any structure), or to the identification, reporting, generation, manufacture, processing, distribution, use, handling, treatment, storage, disposal, labelling, deposit, transporting, presence, Release or threatened Release of, any Hazardous Substances, pollutants, contaminants, wastes or any other substances or materials. Without limiting the generality of the foregoing, Environmental Laws shall include in the United States, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, and all analogous laws enacted, promulgated or lawfully issued by any Governmental Authority.

        (k)"ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

        (l)[RESERVED]

        (m)"GAAP" shall mean generally accepted accounting principles in the United States.

        (n)"Governmental Authority" shall mean any federal, state or local government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

        (o)"Governmental Requirement" shall mean any rule, regulation, code, injunction, judgment, order, decree or ruling of any Governmental Authority.

        (p)"Hazardous Substances" shall mean any pollutants, contaminants, substances, chemicals, carcinogens, wastes and any ignitable, corrosive, reactive, toxic or other hazardous substances of materials, whether solids, liquids or gases (including, but not limited to, petroleum and its derivatives, PCBs, asbestos, radioactive materials, waste waters, sludge, slag and any other waste), as defined in or regulated by any Environmental Laws or as determined by any Governmental Authority.

        (q)"Intangible Property" shall mean all patents, trademarks, service marks, trade names, copyrights, inventions, know how, trade secrets, products or other developments in progress and other intangible property owned or used pursuant to a license agreement or otherwise, by the Corporation in the conduct of the Business.

        (r)"Liabilities" shall mean all liabilities and obligations of every nature of the Corporation as of the Effective Time, whether absolute, accrued, contingent, known, unknown, matured, unmatured or otherwise, which are required to be disclosed or provided for in the Corporation's Financial Statements in accordance with GAAP, including but not limited to (A) all indebtedness for borrowed monies, (B) all net trade accounts payable, (C) all liabilities and obligations accrued on the Corporation's financial statements or pursuant to any agreement to which the Corporation is a party and (D) any liability for Taxes (taking into account that the Corporation is an S Corporation under the Code), but excluding all obligations accruing after the Effective Time including but not limited to (i) the Real Property Leases, (ii) any capital leases of the Corporation and (iii) the Vehicle Leases.

        (s)"Net Book Value of Rental Merchandise" shall mean the net book value of Rental Merchandise of the Corporation which is in conformance to the representations and warranties with respect to such Rental Merchandise set forth in Section 4.16(c), as determined in accordance with GAAP applied on a consistent basis and calculated using original cost depreciated on straight line basis in the manner disclosed in the Financial Statements.

        (t)"Non-Compliance Claim" shall mean any claim, suit, litigation or proceeding by any Person alleging that any business practice, procedure or transaction ("Business Practice") of the Corporation failed to comply with any Governmental Requirement applicable to the Corporation prior to the Closing Date. "Excluded Non-Compliance Claim" shall mean any Non-Compliance Claim (A) where the Business Practice giving rise to such Non-Compliance Claim was a Business Practice engaged in by the Corporation which Buyer also engaged in prior to the Closing Date in a state the Governmental Requirements of which such Non-Compliance Claim alleges were not complied with; or (B) where the Business Practice giving rise to such Non-Compliance Claim shall not have been discontinued by the Corporation and Buyer within 60 days following the Closing Date ("60-Day Period") with written notice thereof by Buyers to Sellers to have been given within the 60-Day Period setting forth in reasonable detail the Business Practice discontinued. If any Non-Compliance Claim is asserted prior to the expiration of the 60-Day Period, Clause (B) of this Section shall not apply at all.

        (u)"Permits" shall mean all licenses, permits and other authorizations used in the Business.

        (v)"Person"   shall  mean  any   Governmental   Authority,   individual,
corporation, partnership, trust or other entity.

        (w)"Proceeding"  shall  mean  any  action,   order,  writ,   injunction,
judgment, decree, claim, suit, litigation, dispute, grievance, arbitral action, investigation or other proceeding.

        (x)"Purchase Price" shall mean $88,500,000 payable in cash, (i) less Liabilities net of any cash of the Corporation as of the Effective Time, (ii) less the Cash Credit as provided for in Section 6.6(c) and (iii) less the amount, if any, that the Net Book Value of Rental Merchandise as of the Effective Time is less than $18,000,000, subject to adjustment after the Closing in accordance with Section 2.2(b).

        (y)"Real Property" shall mean all real property currently owned or leased by the Corporation or which the Corporation previously owned in the past 10 years.

        (z)"Release"  shall  mean  any  spillage,   leaking,  pumping,  pouring,
emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment in violation of any Environmental Laws.

        (aa) "Rental Contracts" shall mean all rental and rental-purchase contracts relating to the Business, which are duly signed by a customer and made in the ordinary course of business, providing for the rental to customers of furniture, appliances, electronic equipment and/or other personal property. Rental Contracts shall not include rental and rental-purchase contracts that customers entered into as a part of a promotion or other marketing strategy that did not require the customer to pay at least one week's rent prior to delivery of the rental property; provided, however, that this exclusion shall not apply to any rental or rental-purchase contracts for which a free rental period has expired and the customer has paid at least one week's rent prior to Closing.

        (bb) "Rental Merchandise" shall mean all merchandise of the Business which is the subject of a Rental Contract or which is maintained by the Corporation for the Business for rent or rental purchase by customers.

        (cc) "Rental Purchase Contracts" shall mean those Rental Contracts which permit customers to acquire ownership of the rental merchandise.

        (dd) "Representative" shall mean any officer, director, principal, attorney, accountant, agent, employee or other representative of any Person.

        (ee) "Shares" shall mean all of the issued and outstanding shares of stock of the Corporation.

        (ff) "Store Locations" shall mean the rental store locations set forth on Schedule 1.1(af).

        (gg) "Tangible Personal Property" shall mean all tangible personal property (other than Rental Merchandise) used to conduct the Business, including, without limitation, vehicles, computers, modems, printers, fax machines, file cabinets, desks, calculators, telephone systems, counters, safes and security systems, together with any transferable manufacturer or vendor warranties related thereto.

        (hh) "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, start-up, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

        (ii) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.

        (jj) "Vehicle Leases" shall mean the leases, as amended to date, listed on Schedule 1.1(aj) under which the Corporation leases vehicles for use in the Business.

        1.2Other Defined Terms. The following terms shall have meanings defined for such terms in the Sections set forth below:

        Term                                  Section

        Accounts Receivable                     4.20
        Allocation Statement                   10.3(b)
        Bank Accounts                           4.22
        Bank Payoff                             2.3(c)
        Benefit Arrangement                     4.23(m)
        Business Reports                        4.5
        Buyer's Accountant                      2.2(b)
        Buyer's Audit                           2.2(b)
        Business Practice                       1.1(t)
        Cash Credit                             6.8(b)(iii)
        Closing                                 3.1
        Closing Certificate                     2.2(b)
        Closing Financials                      6.8(a)
        COBRA                                   4.23(h)
        Confidentiality Agreement               6.2
        Corporate Records                      10.1
        Default                                 2.5(b)
        Deposit                                 2.5(a)
        Effective Time                          3.1
        Employee Plans                          4.23(a)
        ERISA Affiliate                         4.23(e)
        Escrow Agent                            2.3(b)
        Escrow Funds                            2.3(b)
        Estimated Allocation Statement         10.3(b)
        Excluded Non-Compliance Claim           1.1(t)
        Final S Period(s) Tax Returns          10.3(c)
        Financial Statements                    4.9
        HSR Act                                 6.7
        Indemnified Party                       9.2(c)
        Indemnifying Party                      9.2(c)
        Indemnifying Sellers                    9.2(a)
        Indemnity Escrow Amount                 2.3(b)
        Intangible Assets                      10.3(b)
        Internal Financial Statements           4.9
        Litigation Expenses                     9.2(a)
        Losses                                  9.2(a)
        New Bank Accounts                       6.8(e)
        Non-Compete Agreement                   6.5
        Pension Plans                           4.23(a)
        Real Property Leases                    4.10
        Restricted Sellers                      6.6
        Section 338 Elections                  10.3(a)
        Sellers' Agent                         11.5
        Sellers' Banks                          2.3(c)
        Third-Party Accountants                 2.2(b)
        Welfare Plans                           4.23(a)
        60-Day Period                           1.1(t)

        1.3Usage of Terms. Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa.

        1.4References to Articles, Sections, Exhibits and Schedules. All references in this Agreement to Articles, Sections (and other subdivisions), Exhibits and Schedules refer to the corresponding Articles, Sections (and other subdivisions), Exhibits and Schedules of or attached to this Agreement, unless the context expressly, or by necessary implication otherwise requires.

                                    ARTICLE 2
                           PURCHASE AND SALE OF SHARES

        2.1Transfer of Shares. Subject to the terms and conditions contained in this Agreement, on the Closing Date Sellers shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from Sellers, the Shares, free and clear of all Encumbrances.

        2.2Purchase Price; Post-Closing Adjustment.

        (a)At the Closing (as hereinafter defined) Buyer shall pay to Sellers for the sale, assignment and delivery of the Shares an amount equal to the Purchase Price as provided in Sections 2.2 and 2.3.

        (b)Three (3) days prior to the Closing Date, Sellers shall deliver to Buyer a certificate, certified by an executive officer of the Corporation (the "Closing Certificate"), setting forth (i) a pro forma estimate of the
Liabilities, net of cash, as of the Effective Time, and (ii) a pro forma computation of the Net Book Value of Rental Merchandise as of the Effective Time. The Closing shall proceed, and all preliminary adjustments to the Purchase Price shall be made, based on the Closing Certificate.

        There shall be conducted within seventy-five (75) days following the Closing Date an audit by Buyer's certified public accountants ("Buyer's Accountants") of the Corporation's financial statements and Business Records pursuant to which Buyer's Accountants shall determine (i) the Liabilities, net of cash, of the Corporation as of the Effective Time, and (ii) the Net Book Value of Rental Merchandise of the Corporation as of the Effective Time (the "Buyer's Audit"). The Buyer's Audit shall be conducted in a manner consistent with Section 6.8(a). Buyer shall report any increase or any decrease in the amount of the Liabilities together with any change in the Net Book Value of Rental Merchandise to Sellers as soon as discovered during Buyer's Audit. As promptly as reasonably possible, but in any event not later than ninety (90) days after the Closing Date, Buyer shall deliver the Buyer's Audit report to Sellers.

        Sellers shall have fifteen (15) days after receipt of Buyer's Audit report (A) to object to any reported increase in the amount of Liabilities, net of cash, and (B) to object to any reported changes in the Net Book Value of Rental Merchandise. If Sellers do not so object, within such 15-day period, to any changes in the Net Book Value of Rental Merchandise, the Purchase Price shall be further reduced by the difference, if positive, between the Net Book Value of Rental Merchandise set forth in the Closing Certificate and the Net Book Value of Rental Merchandise as determined in the Buyer's Audit report; provided, however, that such dollar-for-dollar reductions in the Purchase Price shall only occur if the Net Book Value of Rental Merchandise set forth in the Closing Certificate is below $18,000,000. Otherwise, such dollar-for-dollar reduction in the Purchase Price shall not occur unless and until, and, in such event, only to the extent that the Net Book Value of Rental Merchandise, as calculated after the Buyer's Audit is below $18,000,000. In addition, if (A) the amount of Liabilities, net of cash, as finally determined pursuant to this
Section 2.2(b) is in excess of the Liabilities, net of cash, set forth on the Closing Certificate, the Purchase Price shall be further reduced by such amount or (B) the amount of the Liabilities, net of cash, as finally determined pursuant to this Section 2.2(b) is less than the Liabilities, net of cash, set forth on the Closing Certificate, the Purchase Price shall be increased by an amount equal to the amount by which the amount of the Liabilities, net of cash, set forth on the Closing Certificate exceed the sum of the Liabilities, net of cash, as finally determined pursuant to this Section 2.2(b).

        In addition to the foregoing, the Buyer's Audit shall review whether or not the parties' allocation of revenues and expenses provided for in Section 6.8 has been properly effectuated. In the event that any correction shall be required (which shall not have previously been made), it shall be taken into account in determining any final Purchase Price adjustment.

        If Buyer and Sellers are unable to reach agreement as to any final Purchase Price adjustment within 15 days after the end of Sellers' 15-day review period, then Deloitte & Touche or, if they are unwilling to be engaged as contemplated hereby, such other firm of certified public accountants as mutually agreed to by Buyer and Sellers (the "Third-Party Accountants") shall promptly be retained to undertake the determination of any adjustments to the Purchase Price necessary under this Section 2.2(b), which determination shall be made as quickly as possible. Such determination of the Third-Party Accountants shall be final and binding upon Buyer and Sellers, and all expenses of the Third-Party Accountants shall be borne equally by Sellers, on the one hand, and Buyer, on the other hand.

        The amount of any final adjustment to the Purchase Price shall be payable by Sellers or Buyer, as the case may be, within five (5) days after the parties have agreed upon the amount of any such adjustment or within five (5) days after any final determination by the Third-Party Accountants. Any adjustments to the Purchase Price pursuant to this Section 2.2(b) payable by Sellers shall be borne by the Sellers in proportion to the percentages set forth on Exhibit A, and shall be payable from the Escrow Funds (as defined in Section 2.3(b)).

        2.3Payment of Purchase Price. On the Closing Date, Buyer shall pay the Purchase Price to Sellers as follows:

        (a)Buyer shall pay the Purchase Price (as adjusted, if applicable) minus the Escrow Funds and minus the Deposit, to the Sellers as provided for in Exhibit A hereto.

        (b)Buyer shall deliver to Manufacturers and Traders Trust Company, Buffalo, New York (the "Escrow Agent") $2,500,000 (the "Escrow Funds") by wire transfer as instructed by the Escrow Agent in a letter delivered to Buyer not less than two days prior to the Closing, such funds to be held (i) to pay for any adjustments in the Purchase Price pursuant to Section 2.2 and (ii) to provide partial security for Sellers' indemnity obligations in Article 9 hereof. The Escrow Funds shall be held as follows: $1,500,000 shall be held until the audit of the Corporation's financial statements and Business Records pursuant to
Section 2.2 shall have been completed, and $1,000,000 (the "Indemnity Escrow Amount") shall be held for a period of one (1) year after the Closing Date. Seller and Buyer agree to jointly direct the release of the Escrow Funds, other than the Indemnity Escrow Amount, as soon as practical after the Purchase Price adjustment and Buyer's Audit are completed under Section 2.2. The Indemnity Escrow Amount, as well as the other Escrow Funds, shall be held and disbursed in accordance with, and pursuant to, the terms and conditions of an Escrow Agreement among Seller, Buyer and Escrow Agent in substantially the form of Exhibit B.

     (c)At the Closing, Buyer shall pay to State Street Bank and Trust Company and Barnett Bank, N.A. ("Sellers'Banks") an amount equal to the indebtedness of the Corporation to Sellers' Banks as of the Closing Date (the "BankPayoff").

        2.4Sales Taxes. Sellers shall be responsible for any transfer, sales or use tax imposed by reason of the transfer of the Shares provided hereunder.

        2.5Deposit. (a) Buyer will deliver to Ogle and Sellers' counsel a check for $500,000 (the "Deposit") payable to Ogle upon the execution of this Agreement by Sellers. Subject to Paragraph (b) below, the Deposit shall be held by Ogle and Sellers' counsel (on behalf of Sellers) until the Closing of the transactions provided for in this Agreement, in which case the Deposit shall be credited against payment of the Purchase Price.

        (b)If the Closing does not occur, the Deposit shall be either retained by Ogle (on behalf of Sellers) or returned to Buyer, as follows:

                           i. If all of the conditions to Buyer's obligations to consummate the transactions provided for in this Agreement except for those set forth in Sections 8.5 and 8.7 shall have been satisfied by February 2, 1998, and Buyer exercises its rights under
                                    Article 8 hereof not to close because the conditions in either Section 8.5 or 8.7 shall have not been satisfied, then Ogle (on behalf of Sellers) may retain the Deposit and Buyer shall have no further claim or interest in the Deposit; or

                           ii. If any of the conditions to Buyer's obligations to consummate the transactions provided for in this Agreement, excluding those set forth in Sections 8.5 and 8.7, shall not have been satisfied by March 13, 1998, and Buyer exercises its rights under
                                    Article 8 hereof  not to close,  then  Buyer
                                    may so  notify  Ogle,  and Ogle  shall  then
                                    return  the   Deposit   to  Buyer   (without
                                    interest) within ten (10) days after such notice from Buyer; or

                           iii. If the conditions to Sellers' obligations to consummate the transactions provided for in this Agreement which are set forth in Sections 7.1, 7.4, 7.5, 7.6 and 7.7 shall have been satisfied, and Sellers exercise their rights under Article 7 hereof not to close, because the conditions set forth in
                                    Section 7.2 or Section 7.3 shall not have been satisfied, then Ogle shall return the Deposit to Buyer within ten (10) days after notice from Buyer; or

                           iv. If the conditions to Sellers' obligations to consummate the transactions provided for in this Agreement which are set forth in Sections 7.1, 7.4, 7.5, 7.6 and 7.7 shall
                                    not  have  been   satisfied,   and   Sellers
                                    exercise their rights under Article 7 hereof not to close unless clause (ii) of this Paragraph (b) shall also apply, then Ogle may retain the Deposit and Buyer shall have no further claim or interest in the Deposit. If clause (ii) shall also apply, then the Deposit shall be returned to Buyer as set forth therein.

                           v.       Notwithstanding the provisions of clause (i)
                                    - (iv) of this Paragraph (b), (A) if Sellers or the Corporation shall breach or be in default of any material covenant of Sellers or the Corporation set forth in this Agreement and shall not have cured such breach or default within ten (10) days after notice from Buyer ("Default"), then Ogle shall be required to return the Deposit (without interest) to Buyer within ten (10) days after notice of Sellers' Default from Buyer; or (B) if Buyer shall breach or be in default of any material covenant of Buyer set forth in this Agreement and shall not have cured such breach or default within ten (10) days after notice from Ogle, then Ogle may retain the Deposit.

        (c)The parties agree that, in the event that the Closing does not occur as a result of Buyer's conditions in Sections 8.5 and 8.7 not being satisfied by February 2, 1998, and the Deposit is to be retained by Sellers, the payment by Buyer and retention by the Sellers of the Deposit as provided for in this
Section 2.5 shall constitute Sellers' sole and exclusive remedy on account of any failure by the Buyer to consummate the purchase of the Shares, under this Agreement or on any other legal basis.

        (d)The obligations and provisions of this Section 2.5 shall survive the termination of this Agreement.


                                    ARTICLE 3
                                     CLOSING

        3.1Closing. The consummation of the transactions contemplated in this Agreement (the "Closing") shall be held at 9:00 a.m. local time on the Closing Date at the offices of Holland & Knight, LLP, Orlando, Florida, or at such other place as shall be agreed to by Sellers and Buyer, and the Closing shall be effective as of the close of business on the Closing Date (the "Effective Time").

        3.2Stock Certificates and Instruments of Assignment. To effect the transfer referred to in Section 2.1 on the Closing Date, Sellers shall deliver to Buyer, each certificate representing any of the Shares held by Sellers and all stock powers or other instruments of assignment reasonably requested by Buyer. Such instruments of assignment shall be in form and substance, and shall be executed and delivered in a manner, satisfactory to Buyer.

        3.3Purchase Price; Certificates and Agreements. On the Closing Date, Buyer shall deliver and tender the Purchase Price to Sellers and make the other payments provided for in Article 2. Buyer and Sellers shall deliver the certificates, agreements and other items described in Articles 7 and 8 of this Agreement.

                                    ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE CORPORATION

        Sellers and the Corporation, jointly and severally, represent and warrant to Buyer that the following are true, correct and complete on the date of this Agreement, and shall be true, correct and complete as of the Closing
Date:

        4.1Organization and Good Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Schedule 4.1 sets forth each jurisdiction other than Florida where the Corporation is qualified to do business and each trade name or assumed name used by the Corporation in the conduct of the Business. The Corporation is duly qualified to do business in, and in good standing under the laws of, each jurisdiction in which such qualification is necessary under the applicable laws as a result of the conduct of its respective business or the ownership of its respective properties. Except as disclosed on Schedule 4.1, the Corporation has full power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. The Corporation has no subsidiaries. The Corporation conducts the Business directly and not through any association, joint venture, partnership or other business entity.

        4.2Authority; Authorization; Binding Effect. Sellers and the Corporation have all necessary power and authority and have taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform their obligations under this Agreement. This Agreement has been duly executed and delivered by Sellers and the Corporation and constitutes a legal, valid and binding obligation of Sellers and the Corporation enforceable against Sellers and the Corporation in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

        4.3No Conflicts, Violations or Proceedings. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not result in
(i) a violation of or conflict with any provision of the Articles of Incorporation, Bylaws or other organization certificates or documents of the Corporation, (ii) a breach of, or a default under, any material term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession relating to the Business to which Sellers or the Corporation is a party, (iii) a violation by Sellers or the Corporation in any material respect of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award or (iv) an imposition of any Encumbrance on any of the Shares. There is no pending or, to the knowledge of Sellers or the Corporation, threatened or anticipated Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

        4.4No Consents or Approvals. Except as otherwise set forth on Schedule 4.4, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Sellers or the Corporation in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

        4.5Customer/Account Information. The Corporation has delivered to Buyer the reports set forth on Schedule 4.5 (the "Business Reports"). The Business Reports are true and correct in all material respects.

        4.6Title to Shares. On the Closing Date, Sellers shall own all of the Shares issued in their names free of any Encumbrance and subject to no restrictions with respect to transferability, other than restrictions generally applicable under federal or state securities laws.

        4.7Capitalization. Schedule 4.7 sets forth the authorized, issued and outstanding shares of capital stock of the Corporation, the legal and beneficial ownership thereof and any Encumbrances thereon. All of the Shares are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable laws. All voting rights with respect to the Corporation are vested in the Shares. Except as set forth in Schedule 4.7, (a) there are no outstanding shares of capital stock of the Corporation, or outstanding securities convertible into or exchangeable or exercisable for shares of capital stock of the Corporation, (b) there are no bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which the Corporation's shareholders may vote, (c) there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which the Corporation is bound to issue, repurchase or otherwise acquire or retire any capital stock of the Corporation, (d) there are no voting agreements, voting trusts, buy-sell agreements, options or rights or obligations relating to the shareholders or the capital stock of the Corporation, and (e) except for certain provisions of this Agreement, there are no agreements between Sellers and the Corporation which will survive the Closing. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire the Shares, free of any Encumbrance.

        4.8Corporate Records. Except as set forth on Schedule 4.8, the minute books of the Corporation are complete and accurate and contain a complete and accurate record of all material meetings and actions of shareholders and directors and of any executive committee or other committee of the shareholders or board of directors. The stock record book of the Corporation is complete and accurate and contains a complete and accurate record of all share transactions for the Corporation from the date of its incorporation. True and complete copies of the Business Records, the minute book and stock record book of the Corporation have been made or will be made available for review by Buyer.

        4.9Financial Statements. The Corporation and Sellers have delivered or will deliver to Buyer (a) financial statements of the Corporation for each of the years in the two-year period ended December 28, 1996 (consisting of a balance sheet, statement of income, profit and loss and a statement of cash flows), which have been audited by the Corporation's accountants (the "Financial Statements") and (b) unaudited internal financial statements of the Corporation (consisting of a balance sheet, statement of income, profit and loss and a statement of cash flows) for the 12-month period ended December 27, 1997 (the "Internal Financial Statements"). Except as set forth on Schedule 4.9, the Financial Statements and the Internal Financial Statements fairly present the financial condition and the results of operations of the Corporation as of their respective dates and for the periods then ended, and the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis. The books and records of the Corporation fairly reflect the assets, liabilities and operations of the Corporation in accordance with GAAP, and the Financial Statements and the Internal Financial Statements are in conformity therewith, except that the Internal Financial Statements do not contain footnotes and are subject to customary year-end adjustments applied on a basis consistent with the Corporation's past experience.

        4.10 Real Property. Schedule 4.10 lists and describes briefly all Real Property. Except as set forth on Schedule 4.10, in the past ten years the Corporation has not owned any Real Property and currently owns no Real Property. The Corporation will deliver to Buyer correct and complete copies of the leases and subleases, as amended to date, for the Real Property (the "Real Property Leases"). With respect to each Real Property Lease: (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect, (ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, provided, however, that certain leases may require the landlord's consent to the sale of stock contemplated by this Agreement, (iii) to the knowledge of the Corporation and Sellers no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder, (iv) the Corporation has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold and (v) to the knowledge of the Corporation and Sellers, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

        4.11 Tangible Personal  Property.  Except as set forth on Schedule 4.11,
Schedule 4.11, lists all Tangible Personal Property owned or leased by the Corporation as of December 31, 1997. To Sellers' and the Corporation's knowledge, the Tangible Personal Property constitutes all the material tangible personal property used in the operation of the Business and necessary to conduct the Business as presently conducted. Except as set forth on Schedule 4.11, the Tangible Personal Property owned by the Corporation is free and clear of all Encumbrances. All of the Tangible Personal Property is located at the Real Property. EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS SECTION 4.11, THE CORPORATION AND THE SELLERS MAKE NO EXPRESS WARRANTIES REGARDING THE TANGIBLE PERSONAL PROPERTY SET FORTH IN SCHEDULE 4.11 AND EXPRESSLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        4.12 Intangible Property. Schedule 4.12, lists all Intangible Property other than software (which is listed on Schedule 4.11). Except as set forth on
Schedule 4.12, (i) the Intangible Property is legally and beneficially owned exclusively by the Corporation and is used exclusively by the Corporation and is not the subject of any pending or threatened proceeding for opposition, cancellation, reexamination, revocation or rectification and there are no facts or matters which might give rise to any such proceeding. The use by the Corporation of the Intangible Property is not infringing upon or otherwise violating the rights of any third party in or to such Intangible Property, and no proceedings have been instituted against, and no notices have been received by, the Corporation that are presently outstanding alleging that the use by the Corporation of the Intangible Property infringes upon or otherwise violates any rights of a third party in or to such Intangible Property. The consummation of the transactions contemplated by this Agreement will not result in the loss of or impairment of any of the Corporation's rights in the Intangible Property. Except as set forth on Schedule 4.12, no shareholder, director, officer or employee of the Corporation owns, directly or indirectly, in whole or in part, any right in the Intangible Property that the Corporation has used or the use of which is necessary for the Business as now conducted.

        4.13 Compliance with Laws; Permits. (a) Except as set forth in Schedule 4.13, to the knowledge of Sellers and the Corporation, the Corporation and the conduct of the Business has duly complied with and is in substantial compliance with all Governmental Requirements. Except as set forth in Schedule 4.13, the Corporation has not received any notice to the effect that, or otherwise been advised that, the Corporation is not in compliance with any Governmental Requirement.

        (b)Except as set forth in Schedule 4.13, to the best of Sellers' knowledge, the Permits set forth on Schedule 4.13 constitute all material permits, consents, licenses, franchises, authorizations and approvals of any Governmental Authority or other Person (a) which are used in the operation of the Business and (b) which are necessary to conduct the Business as presently conducted, other than those the failure of which to obtain would not have a material adverse effect on the Business, assets or financial condition of the Corporation. All of the Permits are valid and in full force and effect, no violations thereof have been issued or are anticipated and no proceeding is pending, or to the knowledge of the Corporation or Sellers threatened, to revoke or limit any of them. Except as set forth on Schedule 4.13, the consummation of the transactions contemplated by this Agreement do not and will not violate or render any of the Permits invalid, require any amendment or reissuance of any of the Permits or require the consent of the Governmental Authority which has issued any of the Permits.

        4.14 Litigation. Except as set forth in Schedule 4.14, there is no claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative proceeding, or any order, decree, or judgment pending, or to the knowledge of the Corporation and Sellers threatened, against or relating to the Corporation, its officers, directors or employees, or its properties, assets or business. Except as set forth in Schedule 4.14, neither Sellers nor the Corporation knows of any basis or grounds for any such claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative proceeding. None of the matters disclosed in Schedule
4.14 has or will have a material adverse affect on the Business or financial condition of the Corporation.

        4.15 Tax Matters. Except as set forth on Schedule 4.15, the Corporation has filed all Tax Returns relating to the Business that it was required to file. All such Tax Returns were correct and complete in all respects. The shareholders of the Corporation have elected to be treated, for federal Tax purposes, as a corporation under Subchapter S of the Code. Except as set forth on Schedule 4.15, all Taxes owed by the Corporation and the Sellers (whether or not shown on any Tax Return) prior to the date hereof have been paid in full. There are no Encumbrances on any of the Shares that arose in connection with any failure (or alleged failure) to pay any Tax. The Corporation has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Except as set forth on Schedule 4.15, there are no federal, state, local or foreign tax liens upon any of the properties or assets of the Corporation or the Shares, and there are no unpaid taxes which are or could become a lien on the properties or assets of the Corporation or the Shares, except for current taxes not yet due and payable. The Corporation has delivered, or will deliver upon execution of this Agreement, copies of all federal and state tax returns and reports filed by the Corporation in the past three years (1994, 1995 and 1996).

        4.16   Rental Contracts; Rental Merchandise.

        (a)The Rental Contracts of the Corporation in all material respects: (i) are in full force and effect according to their terms and (ii) to Sellers' and Corporation's knowledge, comply in all respects with the laws of each state the laws of which may apply to such Rental Contract.

        (b)The Net Book Value of Rental Merchandise as of the close of business on the day before the Closing Date will be greater than or equal to $18,000,000; provided, however, that Buyer's sole remedy in the event that such representation is not true as of the Closing Date shall be to accept the adjustment of the Purchase Price as provided in Section 2.2(b) and to proceed with the Closing.

        (c)The Rental Merchandise is in good, merchantable and usable condition, ordinary wear and tear excepted. Sellers and the Corporation have delivered to Buyer or will deliver to Buyer upon execution of this Agreement, an itemized list of all of the Rental Merchandise as of December 27, 1997 showing the date of purchase, the supplier, the cost, description of each item sufficient to identify it to Buyer, and the location of each item. For purposes of this Section, the term "good, merchantable and usable" shall mean merchandise which is in good condition and of the quality regularly rented to customers of the Corporation in the usual course of the Business.

        4.17 Employees. Schedule 4.17 identifies all employees of the Business. To the knowledge of the Corporation and Sellers, the Corporation is in compliance with all applicable laws respecting employment practices, terms and conditions of employment, management-labor relations and wages and hours which are in effect as of the date of this Agreement. The Corporation is not a party to any labor agreement with any labor organization. There is no unfair labor practice, charge or complaint against the Corporation pending or, to the knowledge of Sellers and the Corporation, threatened before any Governmental Authority. There is no labor strike or labor disturbance pending or threatened against the Corporation nor is any material grievance currently being asserted. The Corporation has not experienced a work stoppage or work slowdown at any time during the three (3) years immediately preceding the date of this Agreement. There is no organizational campaign being conducted and no dispute as to the representation of any employees of the Corporation. The Corporation has good business relations with its employees at the store manager level and above and there is no reason to believe that the transactions contemplated by this Agreement will adversely affect such business relations.

        4.18 Customers. To the best of Sellers' knowledge, no records of customers who have rented merchandise from the Corporation within the last two years have been destroyed. The customer lists of the Business accurately identify the customers of the Business in all material respects. All transactions with customers have been and are currently conducted on an arm's length basis.

        4.19 Environmental Matters. Except as disclosed in Schedule 4.19, to the knowledge of the Sellers and the Corporation, the Corporation, its assets and its operations are now and, at all times prior to the Closing Date, have been in compliance with all Environmental Laws. To the knowledge of the Sellers, there has been and is no Release or threatened Release of any Hazardous Substance at, on, under, in, to or from any of the Real Property (or, to the knowledge of the Corporation at, on, under, in, to or from any of the Real Property) whether as a result of or in connection with the operations and activities at the Real
Property or otherwise, except as disclosed in Schedule 4.19. Neither the Corporation nor Sellers have received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, the presence, Release or threatened Release of any Hazardous Substance at any location, whether at the Real Property or otherwise, which Hazardous Substances were allegedly manufactured, used, generated, processed, treated, stored, disposed or otherwise handled at or transported from the Real Property or otherwise, except as set forth in Schedule 4.19. Neither the Corporation, nor Sellers have received any notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to the presence, Release or threatened Release of any Hazardous Substances at, on, under, in, to or from the Real Property or in connection with any operations or activities thereat, except as set forth on Schedule 4.19. To the knowledge of Sellers and the Corporation, neither the Real Property nor any operations or activities thereat is or has been subject to any judicial or administrative proceeding, order, consent, agreement or any lien relating to any Environmental Laws or Environmental Claims. Except as set forth on Schedule 4.19, to the knowledge of the Sellers and the Corporation, (a) there are no underground storage tanks presently located at the Real Property and there have been no releases of any Hazardous Substances from any underground storage tanks or related piping at the Real Property, (b) there are no PCBs located at, on or in the Real Property and (c) there is no asbestos or friable asbestos-containing material located at, on or in the Real Property. The Corporation has delivered to Buyer or its Representatives copies of all information requested by Buyer which has been supplied by or on behalf of the Corporation to any Governmental Authority having the duties of regulation, registration, authorization or enforcement of or under any Environmental Laws.

        4.20 Accounts Receivable. Except as set forth on Schedule 4.20, all of the accounts or notes receivable of the Corporation excluding amounts due under any Accounts (the "Accounts Receivable") are bona fide receivables, arose during the ordinary course of the Business and will be collected at their full face amount, net of reserves. Except as set forth on Schedule 4.20, no Person has any liens on the Accounts Receivable, there is no right of off-set on any of the Accounts Receivable, and no agreement for reduction or discount has been made with respect to any of the Accounts Receivable.

        4.21   RESERVED.

        4.22 Bank Accounts. Schedule 4.22 contains true, complete and correct lists of all bank accounts and safe deposit boxes maintained by the Corporation (the "Bank Accounts"), and all persons entitled to draw thereon, to withdraw therefrom, or with access thereto.

        4.23   Employee Benefits Plans.

        (a)Attached hereto as Schedule 4.23(a)(1), is a list identifying each "employee pension benefit plan," as defined in Section 3(2) of ERISA (the "Pension Plans") and as Schedule 4.23(a)(2), a list identifying each "employee welfare benefit plan," as defined in Section 3(1) of ERISA, (the "Welfare Plans") that, in either case, are maintained, administered or contributed to by the Corporation, or which cover any employee or former employee of the Corporation. Collectively, the Pension Plans and the Welfare Plans shall hereafter be referred to as the "Employee Plans." Except as otherwise identified on Schedule 4.23(a)(1) and Schedule 4.23(a)(2) and on Schedule 4.23(m), (i) no Employee Plan or Benefit Arrangement (as defined in Section 4.23(m) of this Agreement) is maintained, administered or contributed to by any entity other than the Corporation, and (ii) no Employee Plan is maintained under any trust arrangement which covers any employee benefit arrangement which is not an Employee Plan.

        (b)Sellers have delivered or will deliver to Buyer true and complete copies of (i) the Employee Plans (and related trust agreements and other funding arrangements, if any, and adoption agreements, if any), (ii) any amendments to the Employee Plans, (iii) written interpretations of the Employee Plans to the plan administrator of such Plan (iv) material employee communications by the plan administrator of any Employee Plan (including, but not limited to, summary plan descriptions and summaries of material modifications as defined under ERISA), and (v) the three most recent annual reports (e.g., the complete Form 5500 series) prepared in connection with each Employee Plan (if any such report was required), including all attachments (including without limitation the actuarial valuation reports).

        (c)To the knowledge of the Corporation and the Sellers, each Employee Plan has been maintained in all material respects in compliance with its terms and the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, which are applicable to such Employee Plan.

        (d)To the knowledge of the Corporation and the Sellers, there are no pending or, to the knowledge of the Corporation or the Sellers, threatened claims, suits or other proceedings by any employees, former employees or plan participants or the beneficiaries, spouses or representatives of any of them, against any Employee Plan, the assets held thereunder, the trustee of any such assets, or the Corporation relating to any of the Employee Plans, any other employee benefit plans, contracts or arrangements, other than ordinary and usual claims for benefits by participants or beneficiaries. Furthermore, there are no pending or, to the knowledge of the Corporation or the Sellers, threatened suits, investigations or other proceedings by any federal, state, local or other governmental agency or authority of or against any Employee Plan, the trustee of any assets held thereunder, or the Corporation relating to any of the Employee Plans, any other employee benefit plans, contracts or arrangements. If any of the actions described in this subsection are initiated prior to the Closing Date, the Sellers shall notify the Buyers of such action prior to the date of Closing.

        (e)No liability has been incurred by the Corporation or by a trade or business, whether or not incorporated, which is deemed to be under common control or affiliated with the Corporation within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") for any tax, penalty or other liability with respect to any Employee Plan and, to the knowledge of the Corporation or the Sellers, such Plans do not expect to incur any such liability prior to the date of Closing. The Corporation, for all periods ending on the prior to the date of this Agreement, have administered, and between the date of this Agreement and the date of Closing, will administer each Employee Plan in compliance with the reporting, disclosure, fiduciary and all other requirements applicable thereto under ERISA, the Code or any other applicable law.

        (f)To the knowledge of the Corporation and Sellers, the Corporation or the Sellers have not engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to any Employee Plans, and will not so engage, act or fail to act prior to the date of Closing. To the knowledge of the Corporation and the Sellers, the Corporation or the Sellers have not engaged in any "prohibited transaction" within the meaning of Section 406(a) or 406(b) of ERISA, or of Section 4975(c) of the Code with respect to any Employee Plan. Furthermore, to the knowledge of the Corporation or the Sellers, no other "party in interest," as defined in
Section 3(14) of ERISA, or "disqualified person," as defined in Section 4975(e)(2) of the Code, has engaged in any such "prohibited transaction."

        (g)No Employee Plan provides benefits, including without limitation, death, disability, or medical benefits (whether or not insured), with respect to current or former employees of the Corporation beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death, disability or retirement benefits under any Pension Plan, (iii) deferred compensation benefits accrued as liabilities on the financial statements of the Corporation, or (iv) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary).

        (h)The Welfare Plans that are group health plans (as defined for the purposes of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, and all regulations thereunder, ("COBRA")) have complied at all times, and will continue to comply through the date of Closing, with requirements of COBRA to provide health care continuation coverage to qualified beneficiaries who have elected, or may elect to have, such coverage. The Corporation, or its agents who administer any of the Welfare Plans, have complied at all times and will continue to comply through the date of Closing, with the notification and written notice requirements of COBRA. There are no pending, and to the knowledge of the Corporation or the Sellers, threatened claims, suits, or other proceedings by any employee, former employee, participants or by the beneficiary, dependent or representative of any such person, involving the failure of any Welfare Plan or of any other group health plan ever maintained by the Corporation to comply with the health care continuation coverage requirements of COBRA.

        (i)To the knowledge of the Corporation and the Sellers, each Pension Plan is "qualified" within the meaning of Section 401(a) of the Code, and has been qualified during the period from the date of its adoption to the date of this Agreement, and each trust created thereunder is tax-exempt under Section 501(a) of the Code. The Sellers have delivered or will deliver to the Buyers the latest determination letters of the Internal Revenue Service relating to each Pension Plan. Such determination letters have not been revoked. Furthermore, there are no pending proceedings or, to the knowledge of the Corporation or the Sellers, threatened proceedings in which the "qualified status of any Pension Plan is at issue and in which revocation of the determination letter has been threatened. Each such Pension Plan has not been amended or operated, since the receipt of the most recent determination letter, in a manner that would adversely affect the "qualified" status of the Plan. To the knowledge of the Corporation or Sellers, there has been no partial termination as defined in
Section 411(d) of the Code and the regulations thereunder, of any Pension Plan.

        (j) The Corporation has made all required contributions under each Pension Plan on a timely basis or, if not yet due, adequate accruals therefore have been provided for in the financial statements. No Pension Plan is subject to Section 302 of ERISA or the minimum funding standards imposed by Section 412 of the Code.

        (k)At any time prior to the date of this Agreement and from such date to the date of Closing, neither the Corporation nor any of its ERISA Affiliates have at any time participated in or been liable to contribute to any plan subject to Title IV of ERISA.

        (l)The Corporation and its ERISA Affiliates have not been, nor will they become through the date of Closing, liable to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

        (m)Schedule   4.23(m)  contains  a  list  identifying  each  employment, severance or similar contract, arrangement or policy (exclusive of any such contract which is terminable within thirty (30) days without liability to the Sellers and the Corporation), and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental employment benefits, vacation benefits, retirement benefits, deferred compensation, bonuses, profit-sharing, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement compensation or benefit which (i) is not an Employee Plan, (ii) has been entered into or maintained, as the case may be, by the Sellers or the Corporation, and (iii) covers any employee or former employee of the Corporation. Such contracts, plans and arrangements are hereinafter referred to collectively as the "Benefit Arrangements". True and complete copies or descriptions of the Benefit Arrangements have been or will be delivered to Buyer. Each Benefit Arrangement has been maintained in substantial compliance with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangements.

        (n)There has been no amendment to, written interpretation or announcement (whether or not written) by the Corporation relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of expense incurred in respect of such Employee Plan or Benefit Arrangement for the most recent plan year with respect to Employee Plans or the most recent fiscal year with respect to Benefit Arrangements.

        (o)There is no contract, agreement, plan or arrangement covering any employee or former employee of the Corporation that, individually or in aggregate, could give rise to the payment by the Corporation, directly or indirectly, of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code.

        4.24 Vehicle Leases. Sellers have delivered to Buyer correct and complete copies of the Vehicle Leases. Schedule 1.1(aj) sets forth the Vehicle Leases, and a list of the other vehicles owned by the Corporation and used in the Business. With respect to each Vehicle Lease: (i) the lease is legal, valid, binding, enforceable and in full force and effect, (ii) the lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, (iii) to the knowledge of Sellers and the Corporation no party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder and (iv) except as provided for in
Section 6.5 and Schedule 6.5(ii), the Corporate has not assigned, transferred or conveyed any interest in the lease.

        4.25   Insurance.

           (a) The Corporation delivered to Buyer true and complete copies of all policies of insurance to which the Corporation is a party or under which the Corporation or any officer or director thereof, is or has been covered at any time within the three (3) years immediately preceding the date of this Agreement.

           (b) Schedule 4.25(b) describes:

                                    (i)     any self-insurance arrangement by or
                                            affecting the Corporation, including
                                            any reserves established thereunder;

                                    (ii)    any contract or  arrangement,  other
                                            than a policy of insurance,  for the
                                            transfer  or  sharing of any risk by
                                            the Corporation; and

                                    (iii)   all  obligations of the  Corporation
                                            to  provide  insurance  coverage  to
                                            third  parties (for  example,  under
                                            leases or service  agreements),  and
                                            identifies  the policy  under  which
                                            such coverage is provided.

           (c) Schedule 4.25(c) sets forth, by year, for the current policy year and each of the three (3) preceding policy years:

                                    (i)     a summary of the loss experience
                                            under each policy of insurance;

                                    (ii)    a  statement  describing  each claim
                                            under a policy of  insurance  for an
                                            amount in excess of  $10,000,  which
                                            sets forth:

                  (A) the name of the claimant;

                                            (B) a description of the policy
                                                by insurer, type of insurance,
                                                and period of coverage; and

                                            (C) the amount and a brief
                                                description of the claim; and

                                    (iii)   a  statement   describing  the  loss
                                            experience  for all claims that were
                                            self-insured,  including  the number
                                            and aggregate cost of such claims.

           (d) Except as set forth on Schedule 4.25(d):

                                    (i)     all  policies of  insurance to which
                                            the  Corporation  is a party or that
                                            provide  coverage to the Corporation
                                            or any officer or director thereof:

                  (A) are valid, outstanding, and enforceable;

                                            (B) to the knowledge of the
                                                Corporation and Sellers, are
                                                issued by an insurer that is
                                                financially sound and reputable;

                                            (C) taken   together,   provide
                                                adequate insurance coverage
                                                for  the   assets  and  the
                                                operations      of      the
                                                Corporation  for all  risks
                                                normally insured against by
                                                a  Person  carrying  on the
                                                same business or businesses
                                                as the Corporation; and

                                            (D) are      sufficient     for
                                                compliance  with all  legal
                                                requirements  and contracts
                                                to which of the Corporation
                                                is a party  or by  which it
                                                is bound;

                           (ii) Except as set forth on Schedule 4.25(d), the Corporation has not has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

                           (iii) The Corporation has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to such Sellers or any officer or director thereof; and

                           (iv) The Corporation has given notice to the insurer of all claims that may be insured thereby.

        4.26 Brokers. Neither Sellers nor the Corporation have entered into and will not enter into any agreement, arrangement or understanding with any Person which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

        4.27 Material Contracts. Except as listed on Schedule 4.27, and except for the Real Property Leases, the Vehicle Leases and any other contract required to be disclosed in another Schedule, the Corporation is not a party to any contract, agreement, mortgage, commitment or obligation, whether oral or written, express or implied, that is legally binding and:

                           (a) which involves performance of services or the delivery of goods to the Corporation of an amount or value in excess of $50,000 in the aggregate;

                           (b) which was not entered into in the ordinary course of business and that involves expenditures or receipt by the Corporation of an amount or value in excess of $5,000;

                           (c) which is for capital expenditures in excess of $50,000 in the aggregate;

                           (d) which is a guaranty, warranty or similar undertaking by the Corporation (excluding warranties associated with insurance and the Champion Advantage Club);

                           (e)      which is a power of attorney;

                           (f) which restricts or purports to restrict the business activity of the Corporation or any Seller; or

                           (g) which involves a licensing arrangement with respect to trademarks, patents, copyrights or other intellectual property.

        4.28 Material Misstatements or Omissions. No representation or warranty by Sellers or the Corporation in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Buyer pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain at the Closing Date any untrue statement of a material fact, or intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Sellers and the Corporation that the following are true, correct and complete on the date hereof, and shall be true, correct and complete as of the Closing Date:

        5.1Organization and Good Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties. Buyer has all necessary power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.

        5.2Authority; Authorization; Binding Effect. Buyer has all necessary power and authority and has taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

        5.3No Conflicts, Violations or Proceedings. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the performance by Buyer of its obligations under this Agreement do not and will not result in (i) a violation of or a conflict with any provision of the Articles of Incorporation, Bylaws or other organizational certificates or documents of Buyer, (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession to which Buyer is a party or (iii) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award. There is no pending or, to the knowledge of Buyer, threatened or anticipated Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

        5.4No Consents or Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

        5.5No Brokers. Buyer has not entered into and will not enter into any agreement, arrangement or understanding with any Person which will result in the obligation of Sellers to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

        5.6Material Misstatements or Omissions. No representations or warranties by Buyer in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Sellers pursuant to this Agreement, or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                    ARTICLE 6
                           COVENANTS PRIOR TO CLOSING

        Sellers and the Corporation on the one hand, and Buyer on the other hand, each covenant with the other as follows:

        6.1Conduct of Business Prior to Closing. The Corporation shall continue to carry on the Business in the ordinary course and substantially in accordance with past practice and will not take any action inconsistent therewith or with the consummation of the transactions, except as expressly provided for in this Agreement. The Corporation shall promptly inform Buyer of any material changes in the Business.

        6.2Investigation by Buyer. Sellers acknowledge and agree that between the date of this Agreement and February 2, 1998, Buyer and each Representative of Buyer shall continue to conduct a due diligence review with respect to the Corporation and the Business. In connection with such due diligence review, the Corporation and each Representative of the Corporation shall, upon reasonable prior notice, (i) cooperate with Buyer, and each Representative of Buyer (ii) provide all information, and all documents and other tangible items containing or relating to such information, reasonably requested by Buyer, any Representative of Buyer or any financial institution and (iii) permit each Representative of Buyer to inspect any part of the Business. Buyer shall conduct its due diligence investigation in a manner so as not to unreasonably disrupt the Business. Buyer agrees that the Confidentiality Agreement between Buyer and the Corporation, dated November 12, 1997 (the "Confidentiality Agreement") shall apply to all information disclosed to Buyer pursuant to it due diligence investigation.

        6.3Consents and Best Efforts. As soon as practicable, Buyer, Sellers and the Corporation, as applicable, will commence all reasonable action required hereunder to obtain all consents, approvals and agreements of, and to give all notices and make all filings with, any Person as may be necessary (a) to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Shares, free and clear of any Encumbrances, by a date early enough to allow the sale hereunder to be consummated by the Closing Date and (b) to obtain consents from any Person who is a party to a Real Property Lease or other material contract with the Corporation, the terms of which give such Person a right to terminate such lease or contract as a result of the transactions provided for in this Agreement. Buyer, Sellers and the Corporation agree to use commercially reasonable best efforts to satisfy all conditions precedent to their respective obligations to consummate the transactions contemplated by this Agreement.

        6.4Certain Prohibited Transactions. Except as contemplated by Section 6.5, during the period beginning on the date of this Agreement and ending on the Closing Date, the Corporation and Sellers shall not:

        (a)except in the ordinary course of business, mortgage, pledge or otherwise encumber or sell, transfer or otherwise dispose of any of the Tangible Personal Property other than as contemplated by this Agreement;

        (b)enter into or terminate any material contract or agreement, or make any material change in any of its material contracts or agreements relating to or otherwise affecting the Tangible Personal Property or the Business, other than in the ordinary course of business and consistent with past practice;

        (c)borrow any money, enter into any agreement or commitment to borrow any money or otherwise take any action which will materially increase the indebtedness of the Corporation over the indebtedness of the Corporation as of the Effective Time; or

        (d)do any other act which would cause any representation or warranty of the Corporation or Sellers in this Agreement to be or become untrue in any material respect.

        6.5Pre-Closing Transactions. The Corporation shall proceed to make the capital expenditures relating to the opening or remodeling of the stores at the Store Locations listed, and as summarized in, Schedule 6.5(i), which shall aggregate approximately $200,000. In addition, Buyer and Sellers agree that, prior to the Closing, the actions involving the Corporation set forth on
Schedule 6.5(ii) will be effectuated.

        6.6Non-Compete Agreement. On the Closing Date, each of Ogle, J. Lee Ogle, Bill C. Ogle, Jr., Cindy Harper,Teresa Ogle and Gary E. Jackson (the "Restricted Sellers") and Buyer shall enter into a non-compete agreement substantially in the form of Exhibit C.

        6.7Hart-Scott-Rodino Act. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated by this Agreement and to supply, as promptly as practicable, to the appropriate governmental entity any additional information and documentary material that may be requested pursuant to the HSR Act.

        6.8Additional Closing Arrangements.

        (a)The determination of (i) the Liabilities, net of cash, and Net Book Value of Rental Merchandise of the Corporation as of the Effective Time for purposes of Buyer's Audit and Section 2.2(b) and (ii) the allocation of the net revenue and expenses of the Corporation relating to the closing of its books on the Closing Date for purposes of Section 10.3(c)(i), shall be made based on the Corporation's fiscal month-end balance sheet and income statement which occur closest to the Effective Time, i.e., either the Corporation's January 24, 1998 or February 21, 1998 Internal Interim Financial Statements, as applicable (the "Closing Financials"), with adjustments to be made to the Closing Financials to reflect all business transactions by the Corporation in the period subsequent to the Closing Financials (or prior to the Closing Financials, if applicable) based on the Corporation's ledger and other records, consistently applied.

        (b)The parties agree that:

                           (i) All revenues and expenses of the Corporation prior to the Effective Time shall be for the account and benefit of the Sellers.

                           (ii) All revenues and expenses of the Corporation after the Effective Time shall be for the account and benefit of the Buyer.

                           (iii) The Sellers shall have the right to all monies received by the Stores as of the Effective Time including all revenues received by the stores at the Store Locations on the Closing Date. Sellers shall cooperate with Buyer changing the authorized signatories of the Bank Accounts in a reasonably prompt manner to the extent requested by Buyer. Buyer shall receive a credit of $100,000 at Closing against the Purchase Price in lieu of the Sellers causing the Corporation to have any cash-in-drawer at the Store Locations at the Effective Time (the "Cash Credit").

                           (iv) The  Corporation  shall  pay all  February  1998
rents in a timely manner.

                           (v) All prepaid expenses of the Corporation as of the Effective Time in excess of $100,000 shall be treated as cash for purposes of determining the final Purchase Price.

        6.9Champion TV & Appliance Rentals Mark. Ogle will execute and deliver to the Corporation at or before Closing an assignment of the "Champion TV & Appliance Rentals" servicemark, in form and substance satisfactory to Buyer.

                                    ARTICLE 7
                       CONDITIONS TO SELLERS' OBLIGATIONS

        The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject, in the discretion of Sellers, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Sellers' absolute and sole discretion, be waived in whole or in part in writing):

        7.1Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

        7.2Consents. All consents, approvals and waivers necessary to permit Sellers to transfer the Shares to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon Sellers and the expiration or early termination of the waiting period under the HSR Act shall have occurred.

        7.3No Proceedings. No Proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to affect materially the right or ability of Sellers to transfer the Shares to Buyer.

        7.4Certificates. Buyer will furnish Sellers with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by Sellers. In addition, the Estimated Allocation Statement shall be consistent with the principles sets forth in Section 10.3(b)(i) and, subject to the foregoing, otherwise satisfactory to Sellers.

        7.5Corporate Documents. Sellers shall have received from Buyer (i) resolutions adopted by the board of directors of Buyer approving this Agreement and the transactions contemplated hereby and (ii) a list of the officers of Buyer executing this Agreement and any agreement contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of Buyer.

        7.6Other Agreements. Concurrently with the Closing, Buyer shall have executed and delivered the Non-Compete Agreement to Restricted Sellers and Buyer shall have executed and delivered the Escrow Agreement to Sellers and Escrow Agent.

        7.7Payment. Buyer shall have, concurrently with the Closing, paid the Purchase Price to Sellers, the Bank Payoff to Sellers' Bank and the Escrow Funds to the Escrow Agent.

        7.8Opinion Letter. Sellers shall have received an opinion from Hodgson, Russ, Andrews, Woods & Goodyear, LLP, counsel to Buyer, substantially in the form attached hereto as Exhibit D.

                                    ARTICLE 8
                        CONDITIONS TO BUYER'S OBLIGATIONS

        The obligations of Buyer to consummate the transaction provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Buyer's absolute and sole discretion, be waived in whole or in part in writing):

        8.1Representations, Warranties and Covenants. All representations and warranties of Sellers and the Corporation contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Sellers and the Corporation shall have performed all agreements and covenants required hereby to be performed by each of them prior to or at the Closing Date.

        8.2Consents. All consents, approvals and waivers necessary to permit Sellers to transfer the Shares to Buyer as contemplated hereby shall have been obtained, except for consents which in the aggregate if not obtained would not have any material adverse affect on the Business, and the expiration or early termination of the waiting period under the HSR Act shall have occurred; provided, however, that with respect to any landlord consents, Sellers shall only be required to have used their best efforts to obtain them.

        8.3No Proceedings. No Proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to affect materially the right or ability of Buyer to own or operate the Business after the Closing.

        8.4Certificates. Sellers and the Corporation will furnish Buyer with such certificates to evidence compliance with the conditions set forth in this
Article 8 as may be reasonably requested by Buyer. In addition, the Estimated Allocation Statement shall be consistent with the principles set forth in
Section 10.3(b)(i) and, subject to the foregoing, otherwise satisfactory to Buyer.

        8.5Due Diligence. Buyer shall have completed its due diligence review contemplated by Section 6.2 by February 2, 1998 and shall not have found any material variance from the representations and warranties set forth in Article 4.

        8.6No Interruption or Adverse Change. Prior to or at the time of Closing, (i) no interruption or suspension of a material volume of the Business as now conducted shall have occurred and (ii) no material adverse change in the Business shall have occurred.

        8.7Financing. Buyer shall have obtained all financing necessary to consummate the transactions contemplated by this Agreement by February 2, 1998.

        8.8Corporate Documents. On or before the Closing Date, Buyer shall have received from Sellers and the Corporation (i) resolutions adopted by the board of directors of the Corporation approving this Agreement and the transactions contemplated hereby and (ii) a list of the officers of the Corporation executing this Agreement and each agreement contemplated by this Agreement, certified by the Secretary or Assistant Secretary of the Corporation.

        8.9Other Agreements. At or before the Closing, each Restricted Seller shall have executed and delivered the Non-Compete Agreement to Buyer, and Sellers shall have executed and delivered the Escrow Agreement to Buyer and Escrow Agent.

        8.10 Opinion Letter. Buyer shall have received an opinion from Holland & Knight, LLP, counsel to Sellers, substantially in the form attached hereto as Exhibit E.


                                    ARTICLE 9
                                 INDEMNIFICATION

        9.1Survival of Representations, Warranties and Covenants. (a) Except as provided for in Paragraph (b) of this Section 9.1, the representations and warranties of Sellers and the Corporation, and of Buyer, contained in this Agreement shall, without regard to any investigation made by any of the parties hereto, survive the Closing Date until the first anniversary of the Closing Date; provided, however, that the representations and warranties made in Section
4.6 (Title) shall survive the Closing indefinitely. The covenants and agreements of Sellers, the Corporation and Buyer contained in this Agreement, including but not limited to those set forth in Section 9.2, shall survive the Closing Date until they have been fully satisfied or otherwise discharged.

        (b)The representations and warranties set forth in Section 4.16(a)(i) shall terminate on February 1, 1998, and Buyer's sole remedy in the event of any breach of Section 4.16(a)(i) shall be to elect, on or before February 2, 1998 not to proceed with the Closing as provided for in Section 8.5 and 11.1(b).

        9.2Indemnifications and Payment of Losses.

        (a)By Indemnifying Sellers. Subject to Section 9.2(b), Ogle and Gary E. Jackson (the "Indemnifying Sellers"), jointly and severally, shall indemnify, save and hold harmless Buyer (before and after the Closing) and the Corporation (after the Closing only) and each of Buyer's Representatives from, against and in respect of and will pay to such Persons, whether or not involving a third party claim, the following (individually a "Loss" and collectively "Losses"):

           (i) any and all loss, liability, deficiency or damage suffered or incurred by Buyer by reason of (A) any untrue representation or breach of warranty or (B) nonfulfillment of any covenant or agreement by Sellers or the Corporation in this Agreement or in any agreement, instrument or other writing delivered to Buyer by Sellers or the Corporation pursuant to or in connection with this Agreement;

           (ii) any claim by any Person for (x) a finder's fee, investment banker's fee, or brokerage or other commission or (y) any legal expenses, in each case by any Person for services alleged to have been rendered at the instance of the Corporation or Sellers with respect to this Agreement or the transactions contemplated by this Agreement;

           (iii) any and all loss, liability, deficiency or damage suffered or incurred by Buyer or the Corporation or any Buyer Representative relating to any claim, suit, litigation or proceeding with respect to events occurring prior to the Closing Date which are not fully reserved for on the Corporation's Financial Statements or Internal Financial Statements (therefore constituting a Liability for purposes of this Agreement), including, but not limited to, any Non-Compliance Claim;

           (iv) any liabilities and obligations for Taxes which are or shall be incurred by Buyer or the Corporation with respect to the operation of the Corporation on or prior to the Effective Time;

           (v) any and all loss, liability, deficiency or damage suffered or incurred by Buyer, the Corporation or any Buyer Representative in connection with any Employee Plan with respect to the operation of the Corporation on or prior to the Closing Date which is not fully reserved for on the Corporation's Financial Statements or Internal Financial Statements (therefore constituting a Liability for purposes of this Agreement);

           (vi) any and all loss, liability, deficiency or damage suffered or incurred by Buyer, the Corporation or any Representative caused by or arising out of the generation, treatment, handling, storage or disposal of Hazardous Substances or noncompliance with any Environmental Laws prior to the Closing Date regardless of whether or not the matter or matters giving rise to any such Losses were disclosed to Buyer in Schedule 4.19 or known by Sellers at the date of this Agreement, in each case which is not fully reserved for on the Corporation's Financial Statements or Internal Financial Statements (therefore constituting a Liability for purposes of this Agreement);

           (vii) any matter described in Schedule 4.14 to this Agreement; and

           (viii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement or any agreement provided for in this Agreement ("Litigation Expenses").

        (b)Limitations on Indemnifying Sellers Obligations. The Indemnifying Sellers' obligations under Section 9.2(a)are limited as follows:

           (i) With respect to any Losses covered by the Indemnifying Sellers' indemnification obligations under Section 9.2(a)(i), the Indemnifying Sellers shall have liability for such Losses only if the aggregate amount of any such Losses exceed One Hundred Thousand Dollars ($100,000), in which case the Indemnifying Sellers shall indemnify Buyer (or any other indemnified person hereunder) for all Losses (beginning with the first dollar thereof); provided, however, that such limitation shall not apply to any other Losses covered by
Section 9.2(a) nor to any Losses incurred as a result of fraud.

           (ii) The  indemnification  obligations of Indemnifying  Sellers under
Section 9.2(a) shall only apply if a claim for indemnification in accordance with Section 9.2(d) is made by the dates indicated herein:

                  (A) For indemnification claims under Section 9.2(a)(i), by the first anniversary of the Closing Date except in the case of any claim alleging a breach of any warranty in Section 4.6, which must be made within 90 days after any such breach shall have been discovered;

                  (B) For indemnification claims under Section 9.2(a)(iii), by the first anniversary of the Closing Date;

                  (C) For indemnification claims under Section 9.2(a)(ii) and Sections 9.2(a)(iv) through (a)(vii), by the fifth anniversary of the Closing Date;

                  (D) For indemnification claims under Section 9.2(a)(viii) for Litigation Expenses (other than any such Litigation Expenses incurred in connection with enforcing this Agreement), they shall be made by the date as of which the indemnification claim giving rise to such Litigation Expenses must be made under any of Sections 9.2(a)(i) through 9.2(a)(vii), as the case may be.

           (iii) With respect to any indemnification claims under Sections 9.2(a)(i) and 9.2(a)(iii), and any Litigation Expenses pertaining thereto, the Indemnifying Sellers' indemnification obligations shall not, in the aggregate, exceed $12,500,000; provided, however, that such limitation shall not apply to any of Indemnifying Sellers' other indemnification obligations under Section 9.2(a).

           (iv) Notwithstanding the provisions of Section 9.2(a)(iii), the Indemnifying Sellers shall not be required to indemnify and pay Buyer (or Corporation) pursuant to Section 9.2(a)(iii) for any Losses arising out of any Excluded Non-Compliance Claims.

        (c)By Buyer. Buyer shall indemnify and save and hold harmless Sellers from, against and in respect of the following (individually, a "Loss" and, collectively, "Losses"):

           (i) any and all loss, liability, deficiency or damage suffered or incurred by Sellers, resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Buyer (including failure to deliver the Purchase Price) contained in this Agreement or in any agreement, instrument or other writing delivered to Sellers pursuant to or in connection with this Agreement;

           (ii) any claim against Sellers for a finder's fee, investment banker's fee, or brokerage or other commission by any Person for services alleged to have been rendered at the instance of Buyer with respect to this Agreement or the transaction contemplated by this Agreement;

           (iii) any and all loss, liability, deficiency or damage suffered or incurred by Sellers relating to any claim, suit, litigation or proceeding relating to the Corporation or the Business with respect to the operation of the Business or events occurring after the Closing Date; and

           (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement or any agreement provided for in this Agreement.

        (d)Notification of Claims. In the event that any party entitled to indemnification pursuant to this Agreement (the "Indemnified Party") proposes to make any claim for such indemnification, the Indemnified Party shall deliver to the indemnifying party (the "Indemnifying Party"), which delivery with respect to the Losses arising from breaches of representations and warranties shall be on or prior to the date upon which the applicable representations and warranties expire pursuant to Section 9.1 hereof, a signed certificate, which certificate shall (i) state that Losses have been incurred or that a claim has been made for which Losses may be incurred, (ii) specify the sections of this Agreement under which such claim is made and (iii) specify in reasonable detail each individual item of Loss or other claim including the amount thereof and the date such Loss was incurred. In addition, each Indemnified Party shall give notice to the Indemnifying Party within ten (10) days of its receipt of service of any suit or proceeding initiated by a third party which pertains to a matter for which indemnification may be sought; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder if the Indemnifying Party has not been prejudiced thereby.

        (e)Defense of Third Party Claims and Extension of Statute of Limitations. Any Indemnified Party shall in good faith cooperate and assist the Indemnifying Party in defending against any claims or asserted claims with respect to which the Indemnified Party seeks indemnification under this Agreement. If requested by the Indemnifying Party, the Indemnified Party shall join in any action, litigation, arbitration or proceeding, provided that the
Indemnifying Party shall pay the costs of the Indemnified Party, including reasonable attorney's fees, caused by such joinder. The Indemnified Party shall not settle or compromise any claim or asserted claim, nor agree to extend any statute of limitations applicable to any claim or asserted claim, which the Indemnified Party seeks indemnification under this Agreement, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Any right of participation of the Indemnifying Party shall be subject, as a condition precedent, to such party's acknowledging to the Indemnified Party, in writing, the obligation of the Indemnifying Party to indemnify the other party hereto in accordance with the terms of this Agreement. Upon such acknowledgement, the Indemnified Party will provide the Indemnifying Party will all reasonably available information, assistance, and authority to enable the Indemnifying Party to jointly participate in such defense or settlement, and upon the Indemnifying Party's payment of any amounts due with respect to such Proceeding, the Indemnified Party will, to the extent of such payment, assign or cause to be assigned to the Indemnifying Party the claims of the Indemnified Party, if any, against such third parties with respect to which such payment is made.

        (f)Escrow. Upon a notice by Buyer to Sellers pursuant to Section 9.2(d), Buyer may give a Notice (as defined in the Escrow Agreement) under the Escrow Agreement for the amount of Loss specified therein. Neither the exercise of nor the failure to exercise such right to give a Notice under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

        9.3Reduction for Insurance Proceeds. If an Indemnified Party actually receives any insurance proceeds following an indemnification payment by an Indemnifying Party pursuant to Section 9.2 (including but not limited to the delivery of any Indemnity Escrow Amount to Buyer), and the proceeds relate to the same event or events for which such indemnification payment was made, the Indemnified Party shall return the indemnification payment to such Indemnifying Party up to the actual amount of insurance proceeds received in respect of such same event or events.

        9.4Exclusive Remedy. The indemnification provisions of this Article 9 are the exclusive remedy that any party may have for any breach of a representation, warranty or covenant herein, or for any other remedy any party may have in connection with the transactions contemplated hereby (other than for Losses incurred as a result of fraud).

                                   ARTICLE 10
                           COVENANTS AFTER THE CLOSING

        10.1 Books and Records. Sellers shall deliver the Corporation's original minute books and stock record books to Buyer (the "Corporate Records"). In addition, for a period of five (5) years following the Closing Date, Buyer shall afford Sellers and their Representatives, during normal business hours, reasonable access to the Corporate Records with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by Sellers to facilitate (i) the preparation by Sellers of tax returns as they may be required to file with respect to their operation of the Business prior to Closing or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto, (ii) the investigation, litigation and final disposition of any claims which may have been or may be made against Sellers in connection with their operation of the Business prior to Closing, (iii) the payment of any indemnity under this Agreement or (iv) any other reasonable purpose. At any time after the Closing Date, Buyer may dispose of, alter or destroy any such Corporate Records upon giving sixty (60) days' prior notice to Sellers to permit Sellers, at their expense, to examine, duplicate or repossess such Buyer Retained Records.

        10.2 Further Assurances. Both before and after the Closing Date, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

        10.3   Tax Related Matters.

           (a) Section 338  Elections.  Sellers and Buyer shall take all actions necessary and appropriate (including timely filing such forms, tax returns, elections, schedules and other documents as may be required), at each party's cost and expense, to effect and preserve a timely Section 338(h)(10) election in accordance with the requirements of Section 338 of the Code (and any corresponding elections under state or local tax law) (collectively, the "Section 338 Elections"), and Sellers and Buyer shall report the sale of the Shares pursuant to this Agreement consistently with the Section 338 Elections and shall take no position contrary thereto or inconsistent therewith in any Tax Return, any discussion with or proceeding before any taxing authority, or otherwise. All taxes attributable to the election made pursuant to this Section 10.3(a) shall be the liability of the Sellers.

           (b) Allocation of Purchase Price.

           (i) Buyer and Sellers agree that the Purchase Price shall be allocated to the rental merchandise, the fixed assets and the monetary assets of the Corporation at fair market value, and the balance of the Purchase Price shall be allocated to goodwill and other intangible assets of the Corporation (collectively, the "Intangible Assets"). Buyer and Sellers shall agree prior to the Closing Date on estimated allocations of the Purchase Price, consistent with the foregoing, for purposes of making any timely transfer tax filings and for purposes of this Section 10.3(b) (the "Estimated Allocation Statement"). In addition, as soon as practicable after the Closing Date, but in no event later than March 31, 1998, Buyer shall provide to Sellers a proposed statement (the "Allocation Statement") allocating the total of the Purchase Price, and any other payments made by Buyer pursuant to this Agreement that are properly treated as additional purchase price for tax purposes, among the different classes of assets of the Corporation to be acquired pursuant to the rules of
Section 338 of the Code and the regulations thereunder. Within ten (10) days following delivery of the proposed Allocation Statement, Sellers may propose changes to the Allocation Statement. Buyer shall consider Sellers' proposed changes in good faith, but shall have no obligation to amend the Allocation Statement to reflect any proposed changes to which Buyer objects unless it relates to a material difference between the Estimated Allocation Statement and the Allocation Statement (for purposes hereof, material shall mean a change of 5% or more in the aggregate amount of the non-Intangible Assets). Within five
(5) days following delivery to Buyer of Sellers' proposed changes, Buyer shall deliver to Sellers a statement of objections (if any) to such proposed changes. If Buyer and Sellers are unable, within five (5) days after receipt by Sellers of Buyer's statement of objections, to resolve the disputed objections, such disputed objections shall be referred to the Third-Party Accountants. The scope of the Third-Party Accountants' review will be restricted to addressing only any such disputed objections. The Third-Party Accountants shall, within ten (10) business days following their selection (or such longer period as may be proposed by the Third Party Accountants and agreed to by Buyer and Sellers), deliver to Sellers and Buyer a written resolution of the disputed objections. Such resolution shall be conclusive and binding upon the parties hereto for all purposes, and the Allocation Statement shall be adjusted to reflect such resolution. The fees and disbursements of the Third-Party Accountants acting under this Section shall be shared equally by Buyer and Sellers. The parties shall cooperate with one another and with each other's Representatives in order to resolve any and all matters in dispute as quickly as practicable.

           (ii) Buyer and Sellers shall file and cause to be filed all tax returns, and execute such other documents as may be required by any taxing authority, in a manner consistent with the Allocation Statement as revised from time to time. Buyer shall prepare the Form 8023 under Section 338(h)(10) of the Code relating to the transactions contemplated by this Agreement based on the Allocation Statement and shall deliver such Form 8023 to Sellers within 30 calendar days after finalization of the Allocation Statement as provided above. Buyer and Sellers shall timely file, or cause the timely filing of, such Form 8023 with each relevant taxing authority, and shall refrain, and cause their affiliates to refrain, from taking any position inconsistent with such Allocation Statement as revised from time to time with any taxing authority unless, and then only to the extent, required to do so by a taxing authority.

        (c)Termination of Corporation's Subchapter S Election.

        (i)On the Closing Date, the Corporation's Subchapter S election will terminate and the termination will be effective as of the Closing Date. The Corporation will close its books as of the Closing Date and assign items of income, gain, loss, deduction, and credit to the final short S corporation tax year (ending on the Closing Date) based on the Corporation's normal methods of accounting. Sellers agree to prepare, and Buyer agrees to cause to be timely filed, federal and state Tax Returns for all periods ending prior to and on Closing Date, including the Corporation's final short S corporation year ending on the Closing Date ("Final S Period(s) Tax Returns"). Sellers shall control preparation of the Final S Period(s) Tax Returns, shall be responsible for any Taxes due on those returns, and shall pay all costs associated with the preparation of those returns; provided, however, such returns shall be submitted to the Corporation and Buyer for filing. Buyer shall file such returns unless it shall have filed a written objection with Sellers on or prior to the due date; and, provided, further, that all tax returns relating to the final S corporation tax year shall be prepared on a basis consistent with that used in making the determination provided for in Section 10.3(a) and (b). The parties shall use their best efforts to promptly resolve any disagreements as to the Final S Period(s) Tax Returns. Any remaining disagreements will be referred to the Third Party Accountants for resolution, provided that (x) the scope of review by the Third Party Accountants shall be limited to the disputed items and (y) any resolution must comply with the provisions of Section 10.3(a) and (b).

        (ii) Buyer shall cause the Corporation to timely file all tax returns required to be filed by the Corporation after the Closing, including any and all Final S Period(s) Tax Returns. Buyer agrees that the Corporation shall be responsible for and pay all Taxes, in respect of periods beginning on and after the Closing Date.

                                   ARTICLE 11
                                  MISCELLANEOUS

        11.1 Termination. This Agreement may be terminated upon ten (10) days prior written notice at any time prior to Closing without liability of any party or any other party:

                           (a)      by mutual written consent of Buyer and
                                    Sellers;

                           (b) by Buyer on or before February 2, 1998 if the conditions to Buyer's obligation to perform contained in Section 8.5 or 8.7 shall not have been satisfied;

                           (c) by Buyer, if Closing has not occurred on or before March 13, 1998 as a result of the nonfulfillment of any of the conditions to Buyer's obligation to perform contained in
                                    Article 8 of this Agreement (other than those set forth in Sections 8.5 or 8.7) after written notice of such nonfulfillment and reasonable opportunity to cure; or

                           (d) by Sellers if Closing has not occurred on or before March 13, 1998 as a result of the nonfulfillment of any of the conditions to its obligations to perform contained in
                                    Article 7 of this Agreement after written notice of such nonfulfillment and reasonable opportunity to cure.

This Agreement may also be terminated by Sellers, on the one hand, or Buyer, on the other hand, upon ten (10) days prior written notice if a non-terminating party has breached any material covenant to be performed by it pursuant to this Agreement and such breach has not been cured within such 10-day notice period. Termination of this Agreement shall not affect in any way the continuing obligations of the parties hereto pursuant to Section 11.7 hereof relating to expenses and is subject to Section 2.5.

        11.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers or the Corporation on the one hand, or Buyer on the other hand, without the prior written consent of the other parties. Notwithstanding the preceding sentence, Buyer may collaterally assign its rights under this Agreement to National City Bank of Pennsylvania, as Agent. No assignment of this Agreement by Buyer shall relieve Buyer of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Sellers, the Corporation and Buyer and their respective successors and assigns, and no other Person shall have any right or obligation under this Agreement.

        11.3 Notices. Unless otherwise provided in this Agreement, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by certified mail, postage prepaid, return receipt requested, or by telecopy, with a confirmation via one of the preceding methods, as follows:

        If to Sellers or the Corporation, before the Closing, addressed to:


           c/o Bill C. Ogle, Sr.
           661 Beville Road, Suite 206
           South Daytona, FL 32119
           Telephone: 904-788-8742
           Facsimile: 904-767-8721

        If to Sellers after the Closing, addressed to:

           Bill C. Ogle, Sr.
           3333 South Atlantic Avenue - #806
           Daytona Beach Share, Florida 32118
           Telephone: (___)___-_____
           Facsimile: (___)___-_____

        With a copy in either case to:

           Louis Conti, Esq.
           Holland & Knight, LLP
           200 South Orange Avenue, Suite 2600
           Orlando, Florida  32801
           Telephone: 407-425-8500
           Facsimile: 407-244-5288

        If to Buyer, addressed to:

           Rent-Way, Inc.
           Attn:  Ronald D. DeMoss,
               Vice President and General Counsel
           3230 West Lake Road
           Erie, Pennsylvania 16505
           Telephone: (814)836-0618
           Facsimile: (814)835-6865

        and to:

           Hodgson, Russ, Andrews, Woods & Goodyear, LLP
           Attn:  Robert B. Fleming, Jr., Esq.
               Paul J. Vallone, Esq.
           1800 One M&T Plaza
           Buffalo, NY  14203-2391
           Telephone: (716)856-4000
           Facsimile: (716)849-0349


and be effective (i) if given by hand delivery, when left at the address of the addressee as above provided, (ii) if given by mail, on the third business day after such communication is deposited in the mail, addressed as above provided, and (iii) if given by telecopy, when telecopied to the number above provided, except that notices of a change of address shall not be effective until received; or to such other place and with such other copies as either party may designate as to itself by written notice to the other party.

        11.4 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Florida (without reference to the choice of law provisions of Florida law) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity was incorporated shall govern. Buyer (a) consents in each action and other legal proceeding relating to this Agreement commenced by Sellers to personal jurisdiction of any court that is a court of record of the State of Florida or a court of the United States located in the State of Florida and (b) waives each objection to the laying of venue of any such action or other legal proceeding.

        11.5 Appointment of Sellers' Agent. Each of the Sellers hereby irrevocably appoints Bill C. Ogle, Sr. and Paul N. Upchurch (herein called the "Sellers' Agent"), as such Sellers' agents and attorneys-in-fact to take any action required or permitted to be taken by such Seller under the terms of this Agreement and the Escrow Agreement, including, without limiting the generality of the foregoing, the giving and receipt of any notices to be delivered or received by or on behalf of any or all of the Sellers, the payment of expenses relating to the transactions contemplated by this Agreement and the Escrow Agreement, the representation of the Sellers in any indemnification proceedings hereunder, and the right to waive, modify or amend any of the terms of this Agreement or the Escrow Agreement in any respect, whether or not material, and agrees to be bound by any and all actions taken by the Sellers' Agent on his or her behalf. The Sellers agree jointly and severally to indemnify the Sellers' Agent from and against and in respect of any and all liabilities, damages, claims, costs and expenses, including, but not limited to, attorneys' fees arising out of or due to any action as the Sellers' Agent and any and all actions, proceedings, demands, assessments or judgments, costs and expenses incidental thereto, except to the extent that the same result from bad faith or gross negligence on the part of the Sellers' Agent. Buyer shall be entitled to rely exclusively upon any communications given by the Sellers' Agent on behalf of any Seller, and shall not be liable for any action taken or not taken in reliance upon the Sellers' Agent. The Buyer shall be entitled to disregard any notices or communications given or made by Sellers unless given or made through the Sellers' Agent. In the event that one of the individuals named herein as Sellers' Agent dies, resigns, refuses to act or becomes disabled or unavailable, the surviving individual named herein as Sellers' Agent shall continue to act as Sellers' Agent hereunder and the Sellers may (or if there is no surviving Sellers' Agent, the Sellers shall) promptly by majority vote in accordance with their prior ownership of the Shares appoint another Person as their substitute Sellers' Agent to act under this Agreement and the Escrow Agreement. Such substitute Sellers' Agent shall have all the powers of the initial Sellers'
Agent hereunder and, the Sellers shall promptly deliver a copy of such appointment to the Buyer.

        11.6 Entire Agreement; Amendments and Waivers. This Agreement, together with all Exhibits and Schedules hereto, constitutes the entire agreement between Sellers, the Corporation and Buyer pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of Sellers, the Corporation and Buyer. In addition, this Agreement shall not supersede the terms of a previously executed Confidentiality Agreement between the Corporation and Buyer. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such writing.

        11.7 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature shall immediately forward to the other party an original signature page by overnight mail.

        11.8 Expenses. Except as otherwise specified in this Agreement, the Corporation shall pay its own and Sellers shall pay their own, and Buyer shall pay its own, legal, accounting and other expenses incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

        11.9 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

        11.10 Titles. The titles, captions or headings of the articles and sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        11.11 Publicity. Neither Sellers nor the Corporation shall issue any press release or make any public statement regarding the transaction contemplated hereby prior to the Closing Date, without the prior approval of Buyer, except as may be required by applicable law, in which case the party required to issue such press release or make such public statement will consult with the other party prior to issuing such press release or making such public statement.


        IN WITNESS WHEREOF, the Corporation and Buyer have caused this Agreement to be duly executed on their respective behalf by their respective duly authorized officers, and Sellers have executed this Agreement, as of the day and year indicated at the beginning of this Agreement. Any individual signing on behalf of a corporation represents and warrants that he has power and authority to bind the corporation.


                      RENT-WAY, INC.


                      By:_______________________________________
                         William E. Morgenstern
                         President and Chief Executive Officer


                      CHAMPION RENTALS, INC.


                      By:_______________________________________
                         Paul N. Upchurch
                         President

                      SELLERS:

                      ------------------------------------------
                      Bill C. Ogle, Sr.


                      ------------------------------------------
                      Gary E. Jackson
                      5320 Burning Oak Court
                      Daytona Beach Shores, FL  32118

                      ------------------------------------------
                      Paul N. Upchurch
                      7 Broadriver Road
                      Ormond Beach, FL  32174


                      ------------------------------------------
                      J. Lee Ogle
                      1901 Partridge Road
                      Cleveland, TN  37312


                      ------------------------------------------
                      Thomas E. O'Keefe
                      388 Glen Abbey Lane
                      DeBary, FL


                      ------------------------------------------
                      Bill C. Ogle, Jr.
                      227 Chestowee Trail
                      Georgetown, TN  37336


                      ------------------------------------------
                      Cindy Harper
                      10 Ames Lane
                      Daytona Beach, FL  32118


                      ------------------------------------------
                      Teresa Ogle
                      2115 N.W. 72nd Place
                      Gainesville, FL  32606


                      ------------------------------------------
                      Jeffrey K. Underwood
                      5533 Townsend Warbler Drive
                      Wake Forest, NC  27587


                      ------------------------------------------
                      Robert A. Eales
                      37 Shadow Creek Way
                      Ormond Beach, FL  32174